UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2020

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	STAG	New York Stock Exchange

6.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value	STAG-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS.

On November 16, 2020, STAG Industrial, Inc. (the “Company”) and its operating partnership, STAG Industrial Operating Partnership, L.P. (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), Citigroup Global Markets Inc. (in such capacity, the “Forward Seller”) and Citibank, N.A. (in such capacity, the “Forward Purchaser”) relating to the offering of 8,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), at a price to the underwriters of $30.02 per share, by the Forward Seller in connection with the forward sale agreement described below. The Company will not initially receive any proceeds from the sale of shares of Common Stock by the Forward Seller. The closing of the offering occurred on November 19, 2020.

In connection with the offering, the Company and the Operating Partnership entered into a forward sale agreement (the “Forward Sale Agreement”) with the Forward Purchaser. In accordance with the terms of such Forward Sale Agreement, the Forward Purchaser (or its affiliate) borrowed from third parties and sold to the Underwriters the 8,000,000 shares of Common Stock that were sold in the offering. The Company expects to physically settle the Forward Sale Agreement and receive proceeds, subject to certain adjustments, from the sale of those shares of its Common Stock upon one or more such physical settlements within approximately one year from the date of the prospectus supplement. Although the Company expects to settle the Forward Sale Agreement entirely by the physical delivery of shares of Common Stock for cash proceeds, the Company may also elect to cash or net share settle all or a portion of its obligations under the Forward Sale Agreement, in which case, it may receive, or it may owe, cash or shares of Common Stock from or to the Forward Purchaser. The Forward Sale Agreement provides for an initial forward sale price of $30.02 per share, subject to certain adjustments pursuant to the terms of the Forward Sale Agreement. The Forward Sale Agreement is subject to early termination or settlement under certain circumstances.

Pursuant to the terms of the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase an additional 1,200,000 shares of Common Stock. Upon the exercise of such option, the Company expects to enter into an additional forward sale agreement with the Forward Purchaser in respect of the number of shares that are subject to the exercise of such option.

The Common Stock offered pursuant to the Underwriting Agreement has been registered on the Company’s registration statement on Form S-3 (File No. 333-229661), which became effective upon filing with the Securities and Exchange Commission on February 13, 2019, and a prospectus supplement dated November 16, 2020.

The foregoing description is qualified in its entirety by reference to the Underwriting Agreement and the Forward Sale Agreement, copies of which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)            Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated November 16, 2020 among STAG Industrial, Inc., STAG Industrial Operating Partnership, L.P., Citigroup Global Markets Inc. and Citibank N.A.

1.2	Confirmation of Issuer Share Forward Sale Transaction, dated November 16, 2020, by and among STAG Industrial, Inc., STAG Industrial Operating Partnership, L.P. and Citibank, N.A.

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of Hunton Andrews Kurth LLP regarding certain tax matters (incorporated herein by reference to Exhibit 8.1 to the registration statement on Form S-3 (File No. 333-229661) filed with the SEC on February 13, 2019)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary

Dated: November 19, 2020